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                                                                  Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Laclede Group, Inc. on Form S-8 of our report dated November 19, 2002 (December 2, 2002 as to the last paragraph of Note 13), appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2002.



/s/ Deloitte & Touche, LLP

Deloitte & Touche LLP

January 30, 2003